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                                                                    Exhibit 10.1

                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
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         THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") is made and entered into to be effective as of the 20th day of September, 2001 among ADVANCED CASINO SYSTEMS CORPORATION, a Delaware corporation (the "Employer") and LAWRENCE C. COLE (the "Employee") with reference to the foregoing.

                                    RECITALS
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         A. Employer and Employee entered into that certain Employment Agreement dated as of January 1, 1996, as amended by that certain Amendment to Employment Agreement dated as of November 30, 1998 (as amended, the "Existing Employment Agreement");

         B. Employer and Employee now desire to amend the Existing Employment Agreement as provided below.

                                   AGREEMENTS
                                   ----------

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Paragraph 6 of the Existing Employment Agreement is hereby amended in its entirety to read as follows:

         "6. Term of Employment. The term of this Agreement shall expire on
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         11:59 p.m. on December 31, 2003 (the "Term"); unless sooner terminated as provided herein."

2. Paragraph 7(f) of the Existing Employment Agreement is hereby amended in its entirety to read as follows:

         "(f) the giving of written notice by Employer to Employee of the termination of this Agreement without Cause; provided, however, that,
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         if Employer gives Employee written notice of termination of this
         Agreement without Cause, such notice must be accompanied by a lump sum payment to Employee equal to the aggregate Base Salary under Paragraph 8(a) (as adjusted according to Paragraph 8(b)) which would have been paid by Employer to Employee during the period from the date of termination of the Agreement to the expiration of this Agreement had it not been so terminated."

3. Paragraph 8(e) of the Existing Employment Agreement is hereby amended by adding a sentence at the end thereof which shall in its entirety to read as follows: "For purposes of this Paragraph 8(e), `net operating profit' shall mean net income before interest income, interest expense and income taxes."

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4.   Paragraph 8(f) of the Existing Employment Agreement is hereby amended in its entirety to read as follows:

     "(f) Qualified Third-Party Sales. In the event of the consummation of a
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          sale or other disposition of all or substantially all of the capital stock or assets of Employer during the Term of this Agreement either
          (i) to a third-party other than Hollywood Casino Corporation ("HCC")
          (A) in which, at the time of such sale or other disposition, neither HCC nor any of its subsidiaries holds an equity interest in excess of twenty percent (20%), (B) of which, at the time of or prior to such sale or other disposition, Employee is neither an officer nor shareholder (either directly or indirectly), and (C) on behalf of which Employee has not participated in the pursuit of equity or debt financing necessary for such a sale or other disposition (a "Non-Management Qualified Third-Party Sale"), or (ii) which satisfies clause (A), but fails to satisfy either or both clauses (B) and (C), of the definition of Non-Management Qualified Third-Party Sale (a "Management Qualified Third-Party Sale"; Non-Management Qualified Third-Party Sales and Management Qualified Third-Party Sales are collectively referred to as "Qualified Third-Party Sales"), subject to clause (III) below, Employer shall pay or cause to be paid to Employee, and Employee shall accept, incentive compensation equal to
          (x) in the case of a Non-Management Qualified Third-Party Sale, 5% of the Proceeds (defined below) up to $8 million, 10% of the Proceeds in excess of $8 million and 15% of the Proceeds in excess of $15 million (the "Non-Management Sale Incentive Compensation Amount") and (y) in the case of a Management Qualified Third-Party Sale, 50% of the Non-Management Sale Incentive Compensation Amount (the "Management Sale Incentive Compensation Amount"; together with the Non-Management Sale Incentive Compensation Amount, the "Sale Incentive Compensation"), subject to the following:

          (I) "Proceeds" shall mean all cash and non-cash consideration paid or committed to be paid by buyer to seller in accordance with the terms of the Qualified Third-Party Sale, including any conditional amounts to be paid by the buyer to the seller (e.g., amounts placed in escrow or subject to a "holdback"), with non-cash consideration to be valued at the amount determined by a qualified third-party appraiser selected by the seller in the Qualified Third-Party Sale;

          (II) No payment of Sale Incentive Compensation shall be due and payable unless Employee utilizes his best efforts to cooperate with, assist and support each of buyer and seller with consummation of the Qualified Third-Party Sale, which best efforts shall include, but not be limited to, (aa) ensuring any and all actions of Employee are supportive of the buyer and the Qualified Third-Party Sale, (bb) delivering on a timely basis any and all information required by buyer in conducting its due diligence of the Employer, its assets, liabilities, business and prospects, and (cc) promptly and accurately

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                responding to any and all questions and requests for information by buyer regarding Employer, its assets, liabilities, business and prospects; and

          (III) Payments of Sale Incentive Compensation shall be payable within three (3) business days of seller's receipt of the Proceeds.

     In addition, notwithstanding anything to the contrary contained in this Agreement, upon the occurrence of a Qualified Third-Party Sale and for thirty (30) days thereafter Employee shall have the right, in his sole discretion, to terminate this Agreement by providing notice to Employer (the "Employee Sale Termination Notice"), and Employer, at its sole discretion, shall have the option to either (1) accept such termination as of the date of the Employee Sale Termination Notice or (2) accept such termination as of the date one hundred and eighty (180) days after the Employee Sale Termination Notice (the "Delayed Termination Date"), in which case Employee and Employer will remain subject to the terms of this Agreement through the Delayed Termination Date. In either case, Employer shall notify Employee within ten (10) days of the Employee Sale Termination Notice of the option it has selected and, within fifteen (15) from the applicable date of termination of this Agreement, pay to Employee an amount equal to the aggregate Base Salary under Paragraph 8(a) (as adjusted according to Paragraph 8(b)) which would have been paid by Employer to Employee during the period from such applicable date of termination of this Agreement to the expiration of this Agreement had it not been so terminated."

5. Paragraph 14 of the Existing Employment Agreement is hereby amended in its entirety to read as follows:

     "14. Assignment. Neither Employer nor Employee shall assign this Agreement
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     or delegate their respective duties hereunder; provided; however, Employer may assign this Agreement without the consent of Employee to any successor-in-interest of all or a substantial portion of the assets of Employer that agrees to abide by the terms of Paragraph 13. Any such assignment will by no means limit or impair Employee's rights afforded by the last paragraph of Paragraph 8(f). Any purported assignment in violation of this Paragraph 14 shall be null and void and of no force or effect."

6. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

7. If any provision of this Amendment or the application hereof to any person or circumstances shall to any extent be held void, unenforceable or invalid, then the remainder of this Amendment or the application of such provision to persons or circumstances other than those as to which it is held void, unenforceable or invalid shall not be affected thereby, and each provision of this Amendment shall be valid and enforced to the fullest extent permitted by law.


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8.   THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER
SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW JERSEY, WITHOUT REGARD TO ANY OF SUCH STATE'S DOCTRINES REGARD CONFLICTS OF LAWS.

9. Except as amended hereby, the Existing Employment Agreement shall continue in full force and effect without any further action by the parties thereto. On or after the effective date of this Amendment, references to the "Employment Agreement" in the Existing Employment Agreement, as amended hereby, shall be deemed to mean, for purposes of determining the rights, remedies, obligations and liabilities of the parties thereto and all other purposes, the Existing Employment Agreement, as amended by this Amendment.

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         IN WITNESS WHEREOF, the parties to this Amendment have executed such
Amendment effective as of the date first set forth above.

                                            /s/ Lawrence C. Cole
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                                            Lawrence C. Cole

                                            ADVANCED CASINO SYSTEMS CORPORATION

                                            By: /s/   John C. Hull
                                               ---------------------------------
                                                     Name: John C. Hull
                                                     Title: Vice President

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